Exhibit 99.B(d)(2)

Amended and Restated

Schedule A

to the Investment Advisory Agreement

between

SEI Daily Income Trust

and

SEI Investments Management Corporation

As of March 17, 2003, as amended

November 1, 2004 and January 1, 2010

Money Market Fund

Prime Obligation Fund

Government Fund

Government II Fund

Treasury Fund

Treasury II Fund

Ultra Short Bond Fund

Short-Duration Government Fund

Intermediate-Duration Government Fund

GNMA Fund

Agreed and Accepted:

SEI Investments Management Corporation	SEI Daily Income Trust

By:	By:

/s/ David F. McCann	/s/ Aaron C. Buser

Name:	Name:

David F. McCann	Aaron C. Buser

Title:	Title:

Vice President	Vice President

Amended and Restated Schedule B

to the Investment Advisory Agreement

between

SEI Daily Income Trust

and

SEI Investments Management Corporation

as of March 17, 2003,

as amended November 1, 2004 and January 1, 2010

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

0.07% on all assets under management. The fee will be calculated based on the combined assets of the following Funds managed by the Adviser:

Money Market Fund

Prime Obligation Fund

Government Fund

Government II Fund

Treasury Fund

Treasury II Fund

0.10% up to $500 million; 0.075% between $500 million and $1 billion; and 0.05% over $1 billion.  The fee will be calculated based on the combined assets of the following Funds managed by the Adviser:

Short-Duration Government Fund

Intermediate-Duration Government Fund

GNMA Fund

0.10% up to $500 million; 0.075% between $500 million and $1 billion; and 0.05% over $1 billion.  The fee will be calculated based on the assets of the following Fund managed by the Adviser:

Ultra Short Bond Fund

Agreed and Accepted:

SEI Investments Management Corporation	SEI Daily Income Trust

By:	By:

/s/ David F. McCann	/s/ Aaron C. Buser

Name:	Name:

David F. McCann	Aaron C. Buser

Title:	Title:

Vice President	Vice President